SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2005

NEW YORK COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation)

0-31565	06-1377322
(Commission File Number)	(IRS Employer Identification Number)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(516) 683-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 10, 2005, New York Community Bancorp, Inc. (the “NYB”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with NBG International Holdings B.V. (“NBG International”), a Dutch subsidiary of the National Bank of Greece (“NBG”), under which NYB will acquire all of the common stock of Atlantic Bank of New York (“Atlantic”), a wholly-owned U.S. subsidiary of NBG International. NYB will pay $400 million in cash for Atlantic’s common stock in an all-cash transaction.

In connection with the Stock Purchase Agreement, NYB and the NBG entered into a guaranty agreement whereby NBG unconditionally guaranteed the performance of NBG International’s covenants and obligations under the Stock Purchase Agreement.

The transaction is conditioned upon, among other things, receipt of regulatory approvals and other customary closing conditions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(2.1) Stock Purchase Agreement between New York Community Bancorp, Inc. and NBG International Holdings B.V., dated as of October 10, 2005

(2.2) Unconditional Guaranty Agreement between New York Community Bancorp, Inc. and the National Bank of Greece, dated as of October 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK COMMUNITY BANCORP., INC.

By:	/s/ JOSEPH R. FICALORA
Name:	Joseph R. Ficalora
Title:	President and Chief Executive Officer

Dated: October 14, 2005